UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

The Carlyle Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.	20004-2505
(Address of principal executive offices)	(Zip Code)

(202) 729-5626

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 18, 2013, The Carlyle Group L.P. (the “Partnership”), Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P., each indirect subsidiaries of the Partnership (collectively with the Partnership, the “Guarantors”), and Carlyle Holdings Finance L.L.C., an indirect subsidiary of the Partnership (the “Issuer”), entered into an indenture (the “Base Indenture”), as supplemented by that certain first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the issuance by the Issuer of $500,000,000 aggregate principal amount of 3.875% Senior Notes due 2023 (the “Notes”).

The Notes bear interest at a rate of 3.875% per annum accruing from January 18, 2013. Interest is payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2013. The Notes will mature on February 1, 2023 unless earlier redeemed or repurchased. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. All or a portion of the Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically will become due and payable.

The preceding is a summary of the terms of the Indenture and the Notes, and is qualified in its entirety by reference to the Base Indenture attached hereto as Exhibit 4.1, the First Supplemental Indenture attached hereto as Exhibit 4.2 and the form of the Notes attached hereto as Exhibit 4.3, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of January 18, 2013 among Carlyle Holdings Finance L.L.C., The Carlyle Group L.P., Carlyle Holdings I L.P., Carlyle Holdings II L.P., Carlyle Holdings III L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture dated as of January 18, 2013 among Carlyle Holdings Finance L.L.C., The Carlyle Group L.P., Carlyle Holdings I L.P., Carlyle Holdings II L.P., Carlyle Holdings III L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 3.875% Senior Note due 2023 (included in Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2013	The Carlyle Group L.P.
	By:	Carlyle Group Management L.L.C., its general partner

	By:	/s/ Adena T. Friedman
	Name:	Adena T. Friedman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of January 18, 2013 among Carlyle Holdings Finance L.L.C., The Carlyle Group L.P., Carlyle Holdings I L.P., Carlyle Holdings II L.P., Carlyle Holdings III L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture dated as of January 18, 2013 among Carlyle Holdings Finance L.L.C., The Carlyle Group L.P., Carlyle Holdings I L.P., Carlyle Holdings II L.P., Carlyle Holdings III L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 3.875% Senior Note due 2023 (included in Exhibit 4.2 hereto).